Exhibit 10.41

ASSIGNMENT, CONSENT AND AMENDMENT

This Assignment, Consent and Amendment (this "Consent") is entered into as of March 23, 2004 and deemed effective as of January 16, 2004 by and among CBS Broadcasting Inc., a Delaware corporation ("CBS"), NMP, Inc., a Delaware corporation ("NMP"), and MarketWatch.com, Inc., a Delaware corporation ("MarketWatch").

RECITALS

A. CBS and MarketWatch (as a successor in interest to MarketWatch.com, LLC) have entered into an amended and restated license agreement dated January 13, 1999 (the "License Agreement"), pursuant to which CBS licensed to MarketWatch rights in certain trademarks and content.

B. MarketWatch and NMP have entered into an agreement and plan of reorganization and merger dated July 22, 2003 and amended on December 15, 2003 (the "Merger Agreement"), under which MarketWatch will become a wholly owned subsidiary of NMP.

C. MarketWatch and NMP wish, in connection with such merger and reorganization, to have MarketWatch assign to NMP all of MarketWatch's rights and obligations under the License Agreement, and to have NMP assume such rights and obligations, and CBS wishes to consent to such assignment and assumption.

D. As part of such assignment and assumption, the parties wish to amend the License Agreement to clarify certain terms, under the terms and conditions hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

  Continuation of Provisions

  Except as expressly set forth herein, all other terms and conditions of the License Agreement will remain in full force and effect.

  Assignment and Assumption

  2.1.  Assignment. MarketWatch hereby assigns and transfers over to NMP all right, title and interest in and to the License Agreement and NMP hereby accepts such assignment and transfer.

  2.2.  Assumption. NMP hereby assumes all liabilities of MarketWatch under the License Agreement, whether existing at or prior to Closing (as defined in the Merger Agreement) or arising thereafter. NMP hereby agrees to be bound by all the terms of, and to undertake and perform all the obligations of MarketWatch contained in, the License Agreement. NMP confirms that it shall be deemed a party to the License Agreement as if it had originally been named as a party thereto.

  2.3.  Consent. CBS hereby consents and agrees to the assignment to NMP by MarketWatch of all of MarketWatch's rights and obligations under the License Agreement and to the substitution of MarketWatch for NMP. CBS specifically agrees that MarketWatch's assignment of its rights and obligations under the License Agreement to NMP will not constitute a default by MarketWatch under the License Agreement or permit cancellation of the License Agreement by CBS.

  Amendment.

  3.1.   Section 1.13 of the License Agreement is hereby amended in its entirety to provide as follows:

  "MarketWatch Site" means the websites owned or controlled directly by MarketWatch or a Subsidiary (as defined in Section 2.8) and located at the following URLs: marketwatch.com. bigcharts.com, pinnacor.com, stockpoint.com, newsalert.com, inlumen.com, virtualstockexchange.com, and others mutually agreed to between the parties in writing that provide financial information, stock quotes, personal finance information and business and stock stories."

  3.2.  The following new section, Section 2.8, is added to the License Agreement immediately following Section 2.7:

  "NMP shall have the right to sublicense to MarketWatch Media, Inc. and Pinnacor Inc. (the "Subsidiaries", and each a "Subsidiary") the license rights granted by CBS under Section 2.1 above, provided (a) each Subsidiary is bound to all of the conditions and restrictions set forth herein, (b) any act or omission of or breach by a Subsidiary in the exercise of such license rights shall be deemed an act or omission or breach of NMP as well as an act or omission or breach of each Subsidiary and (c) each Subsidiary shall be and remain a wholly owned and controlled subsidiary of NMP."

  For the avoidance of doubt, MarketWatch acknowledges and agrees that the term "Core Business" as used in the definition of Gross Revenues in the License Agreement includes any and all MarketWatch Sites and revenues derived from such sites are deemed derived from the Core Business for purposes of such definition.

  General

  4.1.  Effective Date. This Consent shall become effective immediately upon the Closing (as defined in the Merger Agreement).

  4.2.  Entire Agreement. The License Agreement, as amended by this Consent, constitutes the complete and exclusive statement of the agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous proposals and understandings, oral and written, relating to the subject matter contained therein.

IN WITNESS WHEREOF, the parties have executed this Assignment by their duly authorized representatives as of the date first written above.

CBS BROADCASTING INC. By: ______________________________ Its	NMP, Inc. By: ______________________________ Its
MarketWatch.com, Inc. By: ______________________________ Its